      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2001
                                                      REGISTRATION NO. 333-47338

                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8
             Registration Statement Under The Securities Act of 1933

                                 SPACEDEV, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          COLORADO                                                84-1374613
(STATE OF OTHER JURISDICTION OF                                 (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

  13855 STOWE DRIVE, POWAY, CALIFORNIA                             92064
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                                   PLAN NAMES:
                            STOCK OPTION PLAN OF 1999
                      EMPLOYEE STOCK PURCHASE PLAN OF 1999


    CHARLES H. LLOYD                                 WITH COPIES TO:
CHIEF FINANCIAL OFFICER                             GRETCHEN COWEN, ESQ.
     SPACEDEV, INC.                                POPOV & MCCULLOGH, LLP
  13855 STOWE DRIVE                         4180 LA JOLLA VILLAGE DR., SUITE 315
   POWAY, CA 92064                              LA JOLLA, CALIFORNIA 92037
   (858) 375-2030                                    (858) 457-2900

 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                              EXPLANATORY STATEMENT

         This post-effective amendment is filed for the purpose of providing the written consent of Registrant's independent auditor to incorporation of Registrant's audited financial statements for the period ended December 31, 2000 into the Registration Statement filed on Form S-8 on October 5, 2000. The year-end financial statements, including the auditor's report, have been filed by Registrant in conjunction with the filing of its Annual Report on Form 10-KSB on April 2, 2001, which is incorporated into the Form S-8 Registration Statement pursuant to General Instruction G(2) to that form.

Item 8.  Exhibits

No.      Exhibit
---      -------

23.3     Consent of Nation Smith Hermes Diamond Accountants & Consultants, APC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Poway, State of California, on July 20, 2001


                                   SpaceDev, Inc.


                                   By: /s/ James W. Benson
                                       ----------------------------------------
                                   James W. Benson
                                   Chairman of the Board of Directors and Chief
                                   Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                Date
---------                                   -----                                ----

/s/ James W. Benson                 Chairman of Board of                      July 20, 2001
---------------------------         Directors and Chief Executive
James W. Benson                     Officer



/s/ Charles H. Lloyd                Chief Financial Officer and               July 20, 2001
---------------------------         Director
Charles H. Lloyd



/s/ Stanley W. Dubyn                Chief Operating Officer,                  July 20, 2001
---------------------------         President and Director
Stanley W. Dubyn



/s/ Wesley T. Huntress              Director                                  July 20, 2001
---------------------------
Wesley T. Huntress



/s/ Curt D. Blake                   Director                                  July 20, 2001
---------------------------
Curt D. Blake



/s/ Robert S. Walker                Director                                  July 20, 2001
---------------------------
Robert S. Walker



/s/ Howell M. Estes, III            Director                                  July 20, 2001
---------------------------
Howell M. Estes, III


                                  EXHIBIT INDEX


Exh.     Description                                                       Page
----     -----------                                                       -----

23.3     Consent of Nation Smith Hermes Diamond Accountants & Consultants, APC